UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	November 3, 2004

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        Attached as Exhibit 99, and incorporated herein by reference, is the press release that the Company issued on November 4, 2004, reporting that the Company completed a sale and leaseback transaction involving a Wendy’s restaurant property that the Company owns, and may enter into additional sale and leaseback transactions over the next twelve months that could result in aggregate gross proceeds of approximately $25 million.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description of Document
99	The press release described in Item 8.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2004	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer